Exhibit 32.1
CERTIFICATION OF CEO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of Hanover Equipment Trust 2001A (the “Trust”) for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Vanaskey, Jr., Vice President of Wilmington Trust Company, the trustee for the Trust, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
Date: March 27, 2007

By:	/s/ DAVID A. VANASKEY, JR.

	Name:	David A. Vanaskey, Jr.
	Title:	Vice President Wilmington Trust Company
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hanover Equipment Trust 2001A and will be retained by Hanover Equipment Trust 2001A and furnished to the Securities and Exchange Commission or its staff upon request.